Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Hechinger Liquidation Trust on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Conrad F. Hocking, the Liquidation Trustee of the Liquidation Trust, certify, pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidation Trust.

Date: August 14, 2009	By:	/s/ Conrad F. Hocking
Conrad F. Hocking
Liquidation Trustee